UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2019 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On February 27, 2019, the board of directors (the “Board”) of Ritchie Bros. Auctioneers Incorporated (the “Company”), adopted the amended and restated shareholder rights plan agreement (the “A & R Rights Plan”) between the Company and Computershare Investor Services Inc. as rights agent (the “Rights Agent”). The A & R Rights Plan amends and restates the shareholder rights plan agreement between the Company and the Rights Agent dated February 22, 2007 (the “Prior Rights Plan”) by, among other things, making the following modifications:

•	amending the definition of “Permitted Bid” to provide that it must be outstanding for a minimum period of 105 days or such shorter period (determined in accordance with specific provisions of Canadian securities laws) that a take-over bid must remain open for deposits of securities;

•	amending the definition of “Competing Bid” to reflect the amendments to the definition of “Permitted Bid” and provide that it must be outstanding for the minimum number of days as required under Canadian securities laws; and

•	certain additional inconsequential, non-substantive and administrative amendments.

The following summary of the common share purchase rights (each, a “Right”) under the A & R Rights Plan is not complete and is qualified in its entirety by reference to the A & R Rights Plan, which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Issue of rights

The Company declared the issuance of one Right in respect of each common share of the Company, no par value (“Common Shares”) issued after February 22, 2007 (the “Record Time”) but prior to the earliest of the Separation Time (as defined below) and the redemption of the Rights pursuant to the A & R Rights Plan or termination of the A & R Rights Plan as described below.

Rights certificates, trading and transferability

Before the Separation Time, the Rights will be evidenced by the certificates representing Common Shares and will not be transferable separate from the Common Shares. Accordingly, the surrender for transfer of any certificate representing Common Shares will also constitute the surrender for transfer of the Rights associated with such Common Shares. From and after the Separation Time, the Rights will be evidenced by separate Rights certificates.

Acquiring person

An Acquiring Person is a person that Beneficially Owns (as defined in the A & R Rights Plan) 20% or more of the outstanding common shares. An Acquiring Person does not, however, include the Company or any subsidiary of the Company, or any person that becomes the Beneficial Owner (as defined in the A & R Rights Plan) of 20% or more of the Common Shares as a result of certain exempt transactions. These exempt transactions include where any person becomes the Beneficial Owner of 20% or more of the Common Shares as a result of, among other things:

•	specified acquisitions of securities of the Company;

•	acquisitions pursuant to a Permitted Bid or Competing Permitted Bid (as described below);

•	specified distributions of securities of the Company; and

•	certain other specified exempt acquisitions.

An Acquiring Person also does not include any person that owned 20% or more of the outstanding common shares at the Record Time; provided, however, that this exception shall cease to be applicable if that person increases its percentage interest in the Common Shares by more than 1% other than pursuant to one of the previously mentioned transactions, as well as if that person ceases to own 20% or more of the outstanding Common Shares at any time after the Record Time.

Separation time

Rights are not exercisable before the Separation Time. “Separation Time” means, subject to certain exceptions, the close of business on the tenth trading day after the earliest of:

•	the first date of public announcement that a person has become an Acquiring Person, as defined below (the “Stock Acquisition Date”);

•	the date of the commencement of, or first public announcement of, the intent of any person (other than the Company or any of its subsidiaries) to commence a Take-over Bid, as defined in the A & R Rights Plan (other than a Permitted Bid or a Competing Permitted Bid, as defined below), which is generally an offer for outstanding Common Shares that could result in the offeror becoming the beneficial owner of 20% or more of the Company’s outstanding Common Shares; and

•	the date on which a Permitted Bid or Competing Permitted Bid ceases to be such; or such later time as may be determined by the Board, in good faith, provided that if any bid referred to above expires or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed never to have been made.

Exercising Rights at such time until the tenth trading day after the first public announcement of the occurrence of a “Flip-in Event” ” (as described below) will entitle the holder to purchase one common share at the exercise price (the “Exercise Price”), which shall equal three times the market price per Common Share determined at the Separation Time, subject to subsequent adjustment in accordance with the A & R Rights Plan.

Exercise of rights

After the close of business on the tenth trading day after the first public announcement of the occurrence of a “Flip-in Event”, which is a transaction or event pursuant to which any person becomes an Acquiring Person, each Right will entitle the holder thereof to receive upon exercise of the Right that number of Common Shares equal to twice the Exercise Price. However, any Rights beneficially held by an Acquiring Person, including its affiliates, associates and joint actors, or the transferee of any such person, will become null and void. Accordingly, such persons will be unable to transfer or exercise any Rights.

Until a Right is exercised, the holder of the Right will have no rights as a Company shareholder solely with respect to that Right.

In lieu of the issuance of fractional shares upon the issuance of any Rights, the Company will make cash payments based on the market price of such shares in amounts exceeding $10.00. Acquisitions that require shareholder approval or for which the Board has waived application of the A & R Rights Plan as described below, or acquisitions pursuant to a Permitted Bid or a Competing Permitted Bid are among the transactions that do not constitute “Flip-in Events”.

Permitted bids

Under the A & R Rights Plan, those bids that meet certain requirements intended to protect the interests of all shareholders are deemed to be “Permitted Bids”. Permitted Bids are offers to acquire Common Shares made by way of a take-over circular and where the Common Shares subject to the offer (together with shares owned by the offeror and its affiliates, associates and joint actors) constitute 20% or more of the outstanding Common Shares, and which also comply with the following conditions:

•	the bid is made to all registered holders of Common Shares (other than Common Shares owned by the offeror);

•	the bid provides that no Common Shares will be taken up or paid for unless at such date more than 50% of the outstanding Common Shares held by shareholders other than the offeror and certain related parties have been deposited pursuant to the bid and not withdrawn;

•	the bid provides that no Common Shares will be taken up or paid for pursuant to the bid before the close of business on the date that is not less than 105 days following the date of the take-over bid or such shorter period that a take-over bid that is not exempt from the general take-over bid requirements of applicable Canadian securities laws must remain open for deposits of securities thereunder, in the applicable circumstances at the time;

•	the bid provides that any Common Shares may be deposited to and withdrawn from the take-over bid at any time before such Common Shares are taken up and paid for; and

•	the bid provides that, in the event that more than 50% of the outstanding Common Shares are deposited and not withdrawn as described in the second bullet point above, the offeror will make a public announcement of that fact and the bid shall remain open for an additional ten business days from the date of such announcement for the deposit and tender of additional Common Shares.

A “Competing Permitted Bid” is a take-over bid that is made after a Permitted Bid or other Competing Permitted Bid has been made and prior to the expiration of such prior bid, and that satisfies the definition of “Permitted Bid” except that Common Shares under such bid may not be taken up or paid for until a date that is no earlier than the minimum number of days the take-over bid must remain open for deposits of securities thereunder pursuant to applicable Canadian securities laws after the commencement of the Competing Permitted Bid.

Protection against dilution

The A & R Rights Plan contains detailed provisions regarding adjustments to the exercise price, the number and nature of the securities that may be purchased upon exercise of Rights and the number of Rights outstanding to prevent dilution in the event of certain declarations of dividends, subdivisions or consolidations of outstanding common shares, issuances of Common Shares (or other securities or rights) in respect of or in lieu of or in exchange for existing Common Shares or other changes in the common shares.

Redemption

At any time prior to the occurrence of a Flip-in Event, the Board may (subject to the prior consent of shareholders by a majority vote), at its option, elect to redeem all but not less than all of the then-outstanding Rights at a redemption price of $0.000001 per Right, subject to adjustment.

Waiver

The Board, acting in good faith, may waive application of the A & R Rights Plan to any prospective Flip-In Event which would occur by reason of a take-over bid made by a take-over bid circular to all registered holders of common shares. However, if the Board waives the A & R Rights Plan for a particular bid, it will be deemed to have waived the A & R Rights Plan for any other take-over bid made by take-over bid circular to all registered holders of common shares before the expiry of the first bid. If the Board proposes such a waiver, the Board may extend the Separation Time to a date after but not more than 10 Business Days after the meeting of shareholders called to approve such waiver.

The Board may also waive the application of the A & R Rights Plan for any Flip-In Event if it has determined that the Acquiring Person became an Acquiring Person through inadvertence, conditional upon such person reducing its beneficial ownership below 20% of the Company’s outstanding common shares, generally within 14 days of the Board making such determination.

Amendments

Except for minor amendments to correct any clerical or typographical errors and amendments to maintain the validity of the A & R Rights Plan as a result of a change of law or regulatory requirements, majority shareholder approval is required for amendments to the A & R Rights Plan before the Separation Time, after which the approval of holders of Rights is required.

Term

If the A & R Rights Plan is not approved at the annual meeting of the Company’s shareholders currently scheduled for May 7, 2019 (the “Meeting”), it will automatically terminate and the Rights issued under it will become void. If the A & R Rights Plan is approved at the Meeting, it will expire at the termination of the Company’s annual meeting in 2022 unless extended upon reconfirmation. For the term of the A & R Rights Plan to be extended, the A & R Rights Plan must be reconfirmed by a resolution passed by a majority of the votes cast by all holders of Common Shares who vote in respect of such reconfirmation at every third annual meeting of shareholders of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Amended And Restated Shareholder Rights Plan Agreement between Ritchie Bros. Incorporated and Computershare Investor Services Inc. dated February 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2019	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary